Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate February 1, 2018	Brian M. Welsch Investor Relations 716-857-7875	David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS FIRST QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the first quarter of its 2018 fiscal year.

FISCAL 2018 FIRST QUARTER SUMMARY

•	Consolidated net income of $198.7 million, or $2.30 per share, compared to $88.9 million, or $1.04 per share, in the prior year first quarter

•
Excluding the $111.0 million, or $1.29 per share, reduction in tax expense due to the remeasurement of deferred taxes, Adjusted Operating Results for the quarter were $87.7 million, or $1.02 per share (see non-GAAP reconciliation on page 21 and discussion of federal tax reform on page 2)

•	Realized net earnings benefit for the quarter of $9.5 million, or $0.11 per share, due to the reduction in the fiscal 2018 federal statutory rate from 2017 Tax Reform Act (see discussion on page 2)

•	Consolidated Adjusted EBITDA of $197.8 million (non-GAAP reconciliation on page 21)

•	Net natural gas and oil production of 40.1 Bcfe

•	Price-related natural gas production curtailments of 1.2 Bcf in Appalachia

•	Average natural gas prices, after the impact of hedging, of $2.72 per Mcf, down $0.25 per Mcf from the prior year

•	Average oil prices, after the impact of hedging, of $59.79 per Bbl, up $5.08 per Bbl from the prior year

•	Weather in Utility segment's Pennsylvania utility service territory 15.9% colder than last year

MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “Our 2018 fiscal year is off to a strong start. Operationally, our Utility and Pipeline and Storage subsidiaries entered the winter heating season prepared to provide our customers and service territories with safe and reliable natural gas services. As expected, operating income in our Exploration and Production segment dipped as older natural gas sales and hedge contracts with more favorable prices continued to expire and production in Seneca’s Eastern Development Area followed its normal production curve. After adding a second rig in 2017 and, in January, connecting the first new Marcellus pad in our Eastern Development Area since 2016, we expect production to increase in the second quarter as we resume our targeted path of measured production growth.

“Perhaps the biggest development in the quarter was the passing of federal tax reform, which we believe will positively impact our business, our shareholders, and our customers. The reduction in the federal tax rate should increase the Company’s earnings and cash flows over the long-term, freeing up shareholder capital to be reinvested into growing our business. We also expect the reduction in the federal tax rate will ultimately benefit our utility and pipeline and storage customers, as well as thousands of Western New York and northwestern Pennsylvania residents and businesses. We look forward to working with our regulators to evaluate the impact of these positive changes.”

Page 2.

DISCUSSION OF FEDERAL INCOME TAX REFORM

On December 22, 2017, the “Tax Cuts and Jobs Act” (the 2017 Tax Reform Act) was enacted, which made significant changes to the taxation of business entities and included provisions that materially impacted the Company’s financial statements. The most significant change was the reduction in the statutory corporate tax rate from 35 percent to 21 percent. As a fiscal year tax payer, the Company is required to use a blended statutory federal tax rate of 24.5 percent for fiscal 2018, including the first quarter ended December 31, 2017. The Company’s income will be taxed at the new 21 percent statutory federal tax rate in fiscal 2019 and beyond.

Excluding the impact on deferred income taxes (discussed below), the reduction in the statutory federal tax rate from 35 percent to 24.5 percent resulted in a benefit of $13.9 million, or $0.16 per share, on the Company’s consolidated first quarter earnings. Consistent with utility rate treatment implemented after previous federal tax reforms, the Company recorded a $6.0 million regulatory refund provision ($4.4 million after-tax, or $0.05 per share) that reduced the Utility segment’s operating revenues and deferred the net effect of the reduction in tax rates by increasing the segment’s regulatory liability. The following summarizes the impact of the federal tax rate reduction, excluding the impact on deferred income taxes, on first quarter fiscal 2018 earnings by segment:

(in millions)	Benefit of Tax Rate Reduction	Regulatory Refund Provision	Net Benefit on Q1 FY18 Earnings
Exploration and Production	$4.1	$—	$4.1
Pipeline and Storage	3.5	—	3.5
Gathering	1.6	—	1.6
Utility	4.4	(4.4)	—
Energy Marketing	0.2	—	0.2
Corporate and All Other	0.1	—	0.1
Total Company	$13.9	$(4.4)	$9.5

Additionally, the Company’s deferred income taxes were remeasured as of September 30, 2017, based on the new statutory federal tax rate. For non-rate regulated activities, the net decrease in the Company’s deferred income tax liability was recorded as a reduction to income tax expense, benefiting first quarter earnings by $111.0 million, or $1.29 per share. For the rate regulated activities of the Utility and Pipeline and Storage segments, the change in deferred income taxes was recorded as a $65.7 million decrease in recoverable future taxes and a $271.0 million increase in taxes refundable to customers. The 2017 Tax Reform Act includes provisions that stipulate how excess deferred income taxes related to certain accelerated depreciation benefits, which make up substantially all of the regulatory liability, are to be passed back to customers. Potential refunds of other deferred income taxes will be determined by the federal and state regulatory agencies. The following summarizes the impact and regulatory accounting treatment of the remeasurement of deferred income taxes by segment:

(in millions)	Decrease / (Increase) in Income Tax	Decrease in Recoverable Future Taxes	Increase in Taxes Refundable to Customers	Net Reduction of Deferred Income Taxes
Exploration and Production	$77.3	$—	$—	$77.3
Pipeline and Storage	14.1	4.4	141.0	159.5
Gathering	34.9	—	—	34.9
Utility	—	61.3	130.0	191.3
Energy Marketing	(0.2)	—	—	(0.2)
Corporate and All Other	(15.1)	—	—	(15.1)
Total Company	$111.0	$65.7	$271.0	$447.7

The 2017 Tax Reform Act also repealed the corporate alternative minimum tax (AMT) and provides that the Company’s existing AMT credit carryovers are refundable beginning in fiscal 2019. As of December 31, 2017, the Company had $92 million of AMT credit carryovers that are expected to be utilized by or refunded to the Company between fiscal 2019 and fiscal 2022.

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DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form on pages 8 and 9 of this report. It may be helpful to refer to those tables while reviewing this discussion. Note that management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, interest and other income, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2017	2016	Variance
Net Income	$106,698	$35,080	$71,618
Net Income Per Share (Diluted)	$1.24	$0.41	$0.83
Adjusted EBITDA	$79,495	$102,476	$(22,981)

Excluding the impact of federal tax reform as discussed on page 2, earnings for the Exploration and Production segment declined $9.8 million, as the positive impact of higher realized crude oil prices was more than offset by lower natural gas and crude oil production and a decline in realized natural gas prices.

Seneca’s first quarter net production was 40.1 billion cubic feet equivalent (“Bcfe”), a decrease of 4.8 Bcfe, or 11 percent, from the prior year, and a decrease of 0.2 Bcfe, or 1 percent, versus the fiscal 2017 fourth quarter. Net natural gas production decreased 4.5 billion cubic feet (“Bcf”) versus the prior year due mainly to natural declines from Marcellus wells in the Eastern Development Area (“EDA”) where the Company last brought on a new development pad in fiscal 2016, offset partially by higher net production in the Western Development Area (“WDA”) from new Marcellus and Utica wells completed and connected to sales during the past year. As a result of depressed local daily spot prices in Pennsylvania, Seneca voluntarily curtailed an estimated 1.2 Bcf of net natural gas production during the first quarter.

Seneca’s oil production decreased 48 thousand barrels ("Mbbl"), or 7 percent, versus the prior year and was relatively flat when compared to the fiscal 2017 fourth quarter. The year over year decrease in production was largely due to the lagging impact of a significant reduction in well workover activity in California over the last few years in response to low crude oil prices, as well as modifications made to steam operations at the Midway Sunset fields. Over the past two quarters, Seneca has seen a steady improvement in production levels at North and South Midway Sunset as the Company has recently increased workover activity and the fields continue to respond favorably to steaming operations. Seneca also temporarily shut-in production at its Sespe field in Ventura County, California for a short period due to the wildfires that affected the region during the quarter.

Seneca's average realized natural gas price, after the impact of hedging and all marketing and transportation costs, was $2.72 per thousand cubic feet ("Mcf"), a decrease of $0.25 per Mcf from the prior year. The decline in Seneca’s realized natural gas price is primarily attributable to the expiration of physical firm sales and financial hedge contracts over the past 12 months that had favorable pricing relative to current market prices and hedge book. Seneca's average realized oil price, after the impact of hedging, was $59.79 per barrel ("Bbl"), an increase of $5.08 per Bbl. The improvement in oil price realizations was due primarily to higher market prices for West Texas Intermediate (WTI) crude oil during the quarter and stronger price differentials relative to WTI at local sales points in California.

Lease operating and transportation expense (“LOE”) was relatively flat when compared to the prior year as the impact of lower natural gas production in Appalachia, which resulted in lower gathering and other variable operating costs, was offset by an increase in well workover activities as well as higher steam volumes at South Midway Sunset in California. Depreciation, depletion and amortization (“DD&A”) expense decreased $1.6 million as the impact of lower production was slightly offset by a higher per unit DD&A rate, which increased by $0.03 per thousand cubic feet equivalent (“Mcfe”) to $0.68 per Mcfe due mainly to a higher depletable fixed asset balance at December 31, 2017.

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Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2017	2016	Variance
Net Income	$38,462	$19,368	$19,094
Net Income Per Share (Diluted)	$0.45	$0.23	$0.22
Adjusted EBITDA	$50,773	$48,014	$2,759

Excluding the impacts of federal tax reform as discussed on page 2, the Pipeline and Storage segment’s earnings increased $1.5 million due to lower Operation and Maintenance (“O&M”) expense, which was partially offset by an increase in DD&A expense. O&M expense decreased $2.9 million compared to the prior year first quarter due mostly to lower pension and post-retirement benefit expenses and a decrease in the reserve for preliminary engineering costs on projects in development.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s subsidiary limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region which currently delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2017	2016	Variance
Net Income	$45,400	$10,981	$34,419
Net Income Per Share (Diluted)	$0.53	$0.13	$0.40
Adjusted EBITDA	$20,731	$25,101	$(4,370)

Excluding the impacts of federal tax reform as discussed on page 2, the Gathering segment’s earnings decreased $2.0 million versus the prior year first quarter due mainly to lower operating revenues. Operating revenues declined $4.0 million due primarily to lower throughput from Seneca, which decreased by 7.4 Bcf versus the prior year. Most of the decrease in throughput occurred on Midstream Corporation’s Covington (Tioga Co., Pa.) and Trout Run (Lycoming Co., Pa.) gathering systems, which serve producing areas where Seneca did not add any new wells over the last year and have been subject to price-related production curtailments. In 2017, Seneca resumed development activities on its Lycoming Co., Pa. acreage. Production from new wells is expected to help increase Trout Run system throughput starting in the second quarter of fiscal 2018.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2017	2016	Variance
Net Income	$20,993	$21,175	$(182)
Net Income Per Share (Diluted)	$0.24	$0.25	$(0.01)
Adjusted EBITDA	$46,985	$52,331	$(5,346)

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Excluding the impact of federal tax reform as discussed on page 2, the Utility segment’s earnings were relatively flat versus the prior year as the impact of colder weather and new customer rates in Distribution’s New York service territory (effective in April 2017) was offset by an increase in O&M expense. Weather in Distribution’s Pennsylvania service territory was 15.9 percent colder on average than last year, resulting in higher residential and transportation customer throughput and revenues. In New York, the impact of weather variations on earnings is largely mitigated by that jurisdiction’s weather normalization clause. O&M expense increased nearly $1.0 million due mainly to higher amortization of environmental remediation costs that resulted from the April 2017 rate case order in New York.

Energy Marketing Segment

The Energy Marketing segment's operations are carried out by National Fuel Resources, Inc. (“NFR”). NFR markets natural gas to industrial, wholesale, commercial, public authority, and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2017	2016	Variance
Net Income	$1,046	$1,782	$(736)
Net Income Per Share (Diluted)	$0.01	$0.02	$(0.01)
Adjusted EBITDA	$1,680	$2,846	$(1,166)

The $0.7 million decrease in the Energy Marketing segment’s first quarter earnings was primarily attributable to lower customer margins. NFR’s customer margins were negatively impacted by stronger natural gas prices at local purchase points relative to NYMEX-based customer sales contracts.

Corporate and All Other

For the first quarter of fiscal 2018, the Corporate and All Other category had a net loss of $13.9 million compared to net income of $0.5 million in the prior year first quarter. The decrease in earnings was primarily attributable to the non-cash $15.1 million loss recorded to remeasure certain deferred tax assets resulting from federal tax reform.

GUIDANCE

National Fuel is revising its fiscal 2018 earnings guidance to $3.20 to $3.40 per share, or $3.30 per share at the midpoint of the range. The revised earnings guidance does not include the impact of the remeasurement of deferred income taxes resulting from the 2017 Tax Reform Act, which reduced the Company’s consolidated income tax expense and benefited earnings for the three months ended December 31, 2017 by $111.0 million, or $1.29 per share. While the Company expects to record additional adjustments to its deferred income taxes as a result of the 2017 Tax Reform Act during the remaining nine months of fiscal 2018, the amounts of these and other potential adjustments are not reasonably determinable at this time. The final determination of the impact of the income tax effects of certain items will require additional analysis and further interpretation of the 2017 Tax Reform Act from yet to be issued U.S. Treasury regulations, state income tax guidance, federal and state regulatory guidance, and technical corrections. Some or all of these factors may be significant. Because the amounts of final adjustments are not reasonably determinable at this time, the Company is unable to provide earnings guidance other than on a non-GAAP basis that excludes the impact of the remeasurement of deferred income taxes and other potential adjustments.

The revised earnings guidance range reflects the impact of actual results for the three months ended December 31, 2017, the impact of lower federal income tax rates on fiscal 2018 income, and other updates to key forecast assumptions, including revisions to the Exploration and Production segment’s forecasted production, natural gas and oil pricing, and operating expense assumptions, as outlined in the table below.

The Exploration and Production segment’s fiscal 2018 forecasted production was reduced by 5 Bcfe at the midpoint of the range to reflect first quarter actual production, which was negatively impacted by 1.2 Bcf of voluntary price-related natural gas curtailments and approximately 2 Bcf of unforecasted operational natural gas curtailments, and adjustments made to Seneca’s operations schedule in Appalachia that pushed a portion of fiscal 2018 production to fiscal 2019.

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Excluding the impact of the remeasurement of deferred income taxes, the Company expects that the reduction in the statutory federal tax rate from 35 percent to 24.5 percent will lower the Company’s effective income tax rate for fiscal 2018 to approximately 27 percent. Furthermore, consistent with utility rate treatment implemented after previous tax reforms, the Company expects to record a regulatory refund provision of approximately $16.0 million in fiscal 2018 to reduce the Utility segment’s operating revenues and defer the net effect of the reduction in tax rates by increasing the segment’s regulatory liability. The Company recorded a $6.0 million ($4.4 million after-tax) regulatory refund provision in the first quarter. The Company’s earnings guidance, including the impact from the Utility segment’s projected regulatory refund provision, assumes normal weather.

Additional details on the Company's forecast assumptions and business segment guidance for fiscal 2018 are outlined in the table below.

	Updated FY 2018 Guidance	Previous FY 2018 Guidance
Consolidated Earnings per Share (1)	$3.20 to $3.40	$2.75 to $3.05
Consolidated Effective Tax Rate (1)	~27%	~38%

Capital Expenditures (Millions)
Exploration and Production (2)	$300 - $330	$275 - $325
Pipeline and Storage	$110 - $140	$110 - $140
Gathering	$60 - $80	$60 - $80
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$560 - $650	$535 - $645

Exploration & Production Segment Guidance

Commodity Price Assumptions
NYMEX natural gas price	$3.00 /MMBtu	$3.00 /MMBtu
Appalachian basin spot price (winter/summer)	$2.40/$2.00 /MMBtu	$2.40 /MMBtu
NYMEX (WTI) crude oil price	$60.00 /Bbl	$50.00 /Bbl
California oil price (% of WTI)	98%	95%

Production (Bcfe)
East Division - Appalachia (3)	160 to 175	165 to 180
West Division - California	~ 20	~ 20
Total Production	180 to 195	185 to 200

E&P Operating Costs ($/Mcfe)
LOE	$0.90 - $1.00	$0.90 - $1.00
G&A	$0.30 - $0.35	$0.30 - $0.35
DD&A	~ $0.70	$0.65 - $0.70

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$110 - $120	$115 - $125
Pipeline and Storage Segment Revenues	~$295	~$295
Utility Segment Regulatory Refund Provision	~$16	$0

(1)    Excludes earnings impact of the remeasurement of deferred income taxes resulting from the 2017 Tax Reform Act.
(2)    Net of conveyance proceeds received from joint development partner for working interest in joint development wells.
(3)    Seneca East Division - Appalachia production guidance assumes approximately 17.5 Bcf of spot sales in FY18.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, February 2, 2018, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the NFG Investor Relations News & Events page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, audio access is also provided by dialing (toll-free) 833-287-0795, using conference ID number “8999277.” For those unable to listen to the live conference call, an audio replay will be available approximately two hours following the teleconference at the same website link and by phone at (toll-free) 800-585-8367 using conference ID number “8999277.” Both the webcast and a telephonic replay will be available until the close of business on Friday, February 9, 2018.

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National Fuel is an integrated energy company reporting financial results for five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brian M. Welsch	716-857-7875
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the price of natural gas or oil; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2017
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

First quarter 2017 GAAP earnings	$35,080	$19,368	$10,981	$21,175	$1,782	$522	$88,908

Earnings drivers**
Higher (lower) crude oil prices	2,218						2,218
Higher (lower) natural gas prices	(5,951)						(5,951)
Higher (lower) natural gas production	(8,641)						(8,641)
Higher (lower) crude oil production	(1,726)						(1,726)
Lower (higher) depreciation / depletion	1,059	(607)	(135)				317

Higher (lower) gathering and processing revenues			(2,619)				(2,619)
Lower (higher) other operating expenses	(588)	1,903	(203)	(696)			416

Colder weather				1,241			1,241
Impact of new rates				1,021			1,021
Regulatory true-up adjustments				(1,213)			(1,213)

Higher (lower) margins					(761)	352	(409)

(Higher) lower interest expense		306					306

Lower (higher) income tax expense / effective tax rate	3,870		949				4,819

Impact of 2017 Tax Reform Act
Impact of tax rate change (35% to 24.5%) on current period earnings	4,094	3,527	1,544	4,406	183	111	13,865
Refund provision on tax rate change				(4,406)			(4,406)
Remeasurement of deferred income taxes under 2017 Tax Reform	77,300	14,100	34,900		(200)	(15,100)	111,000

All other / rounding	(17)	(135)	(17)	(535)	42	170	(492)
First quarter 2018 GAAP earnings	$106,698	$38,462	$45,400	$20,993	$1,046	$(13,945)	$198,654

* Amounts do not reflect intercompany eliminations
** Earnings drivers have been calculated using a 35% federal statutory rate. The impact of the change to a blended year 24.5% federal statutory rate is broken out separately under the caption "Impact of 2017 Tax Reform Act."

Page 9.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED DECEMBER 31, 2017
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

First quarter 2017 GAAP earnings	$0.41	$0.23	$0.13	$0.25	$0.02	$—	$1.04

Earnings drivers**
Higher (lower) crude oil prices	0.03						0.03
Higher (lower) natural gas prices	(0.07)						(0.07)
Higher (lower) natural gas production	(0.10)						(0.10)
Higher (lower) crude oil production	(0.02)						(0.02)
Lower (higher) depreciation / depletion	0.01	(0.01)	—				—

Higher (lower) gathering and processing revenues			(0.03)				(0.03)
Lower (higher) other operating expenses	(0.01)	0.02	—	(0.01)			—

Colder weather				0.01			0.01
Impact of new rates				0.01			0.01
Regulatory true-up adjustments				(0.01)			(0.01)

Higher (lower) margins					(0.01)	—	(0.01)

(Higher) lower interest expense		—					—

Lower (higher) income tax expense / effective tax rate	0.04		0.01				0.05

Impact of 2017 Tax Reform Act
Impact of tax rate change (35% to 24.5%) on current period earnings	0.05	0.04	0.02	0.05	—	—	0.16
Refund provision on tax rate change				(0.05)			(0.05)
Remeasurement of deferred income taxes under 2017 Tax Reform	0.90	0.16	0.40		—	(0.17)	1.29

All other / rounding	—	0.01	—	(0.01)	—	—	—
First quarter 2018 GAAP earnings	$1.24	$0.45	$0.53	$0.24	$0.01	$(0.17)	$2.30

* Amounts do not reflect intercompany eliminations
** Earnings drivers have been calculated using a 35% federal statutory rate. The impact of the change to a blended year 24.5% federal statutory rate is broken out separately under the caption "Impact of 2017 Tax Reform Act."

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended
	December 31,
	(Unaudited)
SUMMARY OF OPERATIONS	2017	2016
Operating Revenues:
Utility and Energy Marketing Revenues	$225,725	$207,780
Exploration and Production and Other Revenues	140,450	161,694
Pipeline and Storage and Gathering Revenues	53,480	53,026
	419,655	422,500
Operating Expenses:
Purchased Gas	94,034	70,243
Operation and Maintenance:
Utility and Energy Marketing	51,369	50,422
Exploration and Production and Other	35,542	30,461
Pipeline and Storage and Gathering	20,037	22,660
Property, Franchise and Other Taxes	20,848	20,379
Depreciation, Depletion and Amortization	55,830	56,196
	277,660	250,361

Operating Income	141,995	172,139

Other Income (Expense):
Interest Income	2,249	1,600
Other Income	1,722	1,614
Interest Expense on Long-Term Debt	(28,087)	(29,103)
Other Interest Expense	(502)	(910)

Income Before Income Taxes	117,377	145,340

Income Tax Expense (Benefit)	(81,277)	56,432

Net Income Available for Common Stock	$198,654	$88,908

Earnings Per Common Share
Basic	$2.32	$1.04
Diluted	$2.30	$1.04

Weighted Average Common Shares:
Used in Basic Calculation	85,630,296	85,189,851
Used in Diluted Calculation	86,325,537	85,797,989

Page 11.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(Thousands of Dollars)	2017	2017

ASSETS
Property, Plant and Equipment	$10,023,252	$9,945,560
Less - Accumulated Depreciation, Depletion and Amortization	5,294,211	5,271,486
Net Property, Plant and Equipment	4,729,041	4,674,074

Current Assets:
Cash and Temporary Cash Investments	166,289	555,530
Hedging Collateral Deposits	4,465	1,741
Receivables - Net	161,029	112,383
Unbilled Revenue	74,790	22,883
Gas Stored Underground	24,139	35,689
Materials and Supplies - at average cost	35,139	33,926
Unrecovered Purchased Gas Costs	7,787	4,623
Other Current Assets	47,914	51,505
Total Current Assets	521,552	818,280

Other Assets:
Recoverable Future Taxes	116,792	181,363
Unamortized Debt Expense	8,148	1,159
Other Regulatory Assets	174,577	174,433
Deferred Charges	34,063	30,047
Other Investments	123,368	125,265
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	57,054	56,370
Fair Value of Derivative Financial Instruments	21,107	36,111
Other	754	742
Total Other Assets	541,339	610,966
Total Assets	$5,791,932	$6,103,320

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 85,760,846 Shares and 85,543,125 Shares, Respectively	$85,761	$85,543
Paid in Capital	800,348	796,646
Earnings Reinvested in the Business	1,014,733	851,669
Accumulated Other Comprehensive Loss	(40,919)	(30,123)
Total Comprehensive Shareholders' Equity	1,859,923	1,703,735
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,084,465	2,083,681
Total Capitalization	3,944,388	3,787,416

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	—	300,000
Accounts Payable	132,409	126,443
Amounts Payable to Customers	251	—
Dividends Payable	35,590	35,500
Interest Payable on Long-Term Debt	27,962	35,031
Customer Advances	18,398	15,701
Customer Security Deposits	22,503	20,372
Other Accruals and Current Liabilities	121,596	111,889
Fair Value of Derivative Financial Instruments	6,579	1,103
Total Current and Accrued Liabilities	365,288	646,039

Deferred Credits:
Deferred Income Taxes	453,285	891,287
Taxes Refundable to Customers	366,768	95,739
Cost of Removal Regulatory Liability	205,554	204,630
Other Regulatory Liabilities	118,551	113,716
Pension and Other Post-Retirement Liabilities	125,055	149,079
Asset Retirement Obligations	106,516	106,395
Other Deferred Credits	106,527	109,019
Total Deferred Credits	1,482,256	1,669,865
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$5,791,932	$6,103,320

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	December 31,
(Thousands of Dollars)	2017	2016

Operating Activities:
Net Income Available for Common Stock	$198,654	$88,908
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	55,830	56,196
Deferred Income Taxes	(94,676)	44,852
Stock-Based Compensation	3,905	2,482
Other	3,678	3,607
Change in:
Hedging Collateral Deposits	(2,724)	1,484
Receivables and Unbilled Revenue	(83,357)	(67,395)
Gas Stored Underground and Materials and Supplies	10,337	10,597
Unrecovered Purchased Gas Costs	(3,164)	(1,257)
Other Current Assets	3,591	9,576
Accounts Payable	13,173	18,805
Amounts Payable to Customers	251	(16,306)
Customer Advances	2,697	(983)
Customer Security Deposits	2,131	673
Other Accruals and Current Liabilities	11,532	5,919
Other Assets	(5,275)	(8,389)
Other Liabilities	(21,775)	(4,122)
Net Cash Provided by Operating Activities	$94,808	$144,647

Investing Activities:
Capital Expenditures	$(142,613)	$(106,053)
Net Proceeds from Sale of Oil and Gas Producing Properties	—	5,759
Other	2,612	(4,297)
Net Cash Used in Investing Activities	$(140,001)	$(104,591)

Financing Activities:
Reduction of Long-Term Debt	$(307,047)	$—
Dividends Paid on Common Stock	(35,500)	(34,473)
Net Proceeds From Issuance (Repurchase) of Common Stock	(1,501)	938
Net Cash Used in Financing Activities	$(344,048)	$(33,535)

Net Increase (Decrease) in Cash and Temporary Cash Investments	(389,241)	6,521
Cash and Temporary Cash Investments at Beginning of Period	555,530	129,972
Cash and Temporary Cash Investments at December 31	$166,289	$136,493

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
EXPLORATION AND PRODUCTION SEGMENT	2017	2016	Variance
Total Operating Revenues	$139,141	$160,932	$(21,791)

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	13,895	12,974	921
Lease Operating and Transportation Expense	39,647	39,708	(61)
All Other Operation and Maintenance Expense	2,535	2,552	(17)
Property, Franchise and Other Taxes	3,569	3,222	347
Depreciation, Depletion and Amortization	27,425	29,053	(1,628)
	87,071	87,509	(438)

Operating Income	52,070	73,423	(21,353)

Other Income (Expense):
Interest Income	296	86	210
Interest Expense	(13,374)	(13,523)	149

Income Before Income Taxes	38,992	59,986	(20,994)
Income Tax Expense (Benefit)	(67,706)	24,906	(92,612)
Net Income	$106,698	$35,080	$71,618

Net Income Per Share (Diluted)	$1.24	$0.41	$0.83

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
PIPELINE AND STORAGE SEGMENT	2017	2016	Variance
Revenues from External Customers	$53,310	$53,000	$310
Intersegment Revenues	21,985	22,155	(170)
Total Operating Revenues	75,295	75,155	140

Operating Expenses:
Purchased Gas	106	222	(116)
Operation and Maintenance	17,316	20,242	(2,926)
Property, Franchise and Other Taxes	7,100	6,677	423
Depreciation, Depletion and Amortization	10,596	9,662	934
	35,118	36,803	(1,685)

Operating Income	40,177	38,352	1,825

Other Income (Expense):
Interest Income	544	273	271
Other Income	745	686	59
Interest Expense	(7,876)	(8,347)	471

Income Before Income Taxes	33,590	30,964	2,626
Income Tax Expense (Benefit)	(4,872)	11,596	(16,468)
Net Income	$38,462	$19,368	$19,094

Net Income Per Share (Diluted)	$0.45	$0.23	$0.22

	Three Months Ended
	December 31,
GATHERING SEGMENT	2017	2016	Variance
Revenues from External Customers	$170	$26	$144
Intersegment Revenues	23,665	27,840	(4,175)
Total Operating Revenues	23,835	27,866	(4,031)

Operating Expenses:
Operation and Maintenance	3,066	2,754	312
Property, Franchise and Other Taxes	38	11	27
Depreciation, Depletion and Amortization	4,088	3,880	208
	7,192	6,645	547

Operating Income	16,643	21,221	(4,578)

Other Income (Expense):
Interest Income	398	146	252
Other Income	—	1	(1)
Interest Expense	(2,340)	(2,093)	(247)

Income Before Income Taxes	14,701	19,275	(4,574)
Income Tax Expense (Benefit)	(30,699)	8,294	(38,993)
Net Income	$45,400	$10,981	$34,419

Net Income Per Share (Diluted)	$0.53	$0.13	$0.40

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
UTILITY SEGMENT	2017	2016	Variance
Revenues from External Customers	$187,089	$170,971	$16,118
Intersegment Revenues	2,182	1,826	356
Total Operating Revenues	189,271	172,797	16,474

Operating Expenses:
Purchased Gas	81,924	60,732	21,192
Operation and Maintenance	50,482	49,529	953
Property, Franchise and Other Taxes	9,880	10,205	(325)
Depreciation, Depletion and Amortization	13,325	13,102	223
	155,611	133,568	22,043

Operating Income	33,660	39,229	(5,569)

Other Income (Expense):
Interest Income	305	134	171
Other Income	169	92	77
Interest Expense	(6,837)	(7,198)	361

Income Before Income Taxes	27,297	32,257	(4,960)
Income Tax Expense	6,304	11,082	(4,778)
Net Income	$20,993	$21,175	$(182)

Net Income Per Share (Diluted)	$0.24	$0.25	$(0.01)

	Three Months Ended
	December 31,
ENERGY MARKETING SEGMENT	2017	2016	Variance
Revenues from External Customers	$38,636	$36,809	$1,827
Intersegment Revenues	126	19	107
Total Operating Revenues	38,762	36,828	1,934

Operating Expenses:
Purchased Gas	35,445	32,339	3,106
Operation and Maintenance	1,637	1,643	(6)
Depreciation, Depletion and Amortization	69	70	(1)
	37,151	34,052	3,099

Operating Income	1,611	2,776	(1,165)

Other Income (Expense):
Interest Income	134	134	—
Other Income	3	3	—
Interest Expense	(11)	(13)	2

Income Before Income Taxes	1,737	2,900	(1,163)
Income Tax Expense	691	1,118	(427)
Net Income	$1,046	$1,782	$(736)

Net Income Per Share (Diluted)	$0.01	$0.02	$(0.01)

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
ALL OTHER	2017	2016	Variance
Total Operating Revenues	$1,096	$554	$542
Operating Expenses:
Operation and Maintenance	324	516	(192)
Property, Franchise and Other Taxes	144	143	1
Depreciation, Depletion and Amortization	139	241	(102)
	607	900	(293)

Operating Income (Loss)	489	(346)	835
Other Income (Expense):
Interest Income	72	39	33

Income (Loss) Before Income Taxes	561	(307)	868
Income Tax Expense (Benefit)	1,280	(128)	1,408
Net Loss	$(719)	$(179)	$(540)

Net Income (Loss) Per Share (Diluted)	$(0.01)	$—	$(0.01)

	Three Months Ended
	December 31,
CORPORATE	2017	2016	Variance
Revenues from External Customers	$213	$208	$5
Intersegment Revenues	1,000	976	24
Total Operating Revenues	1,213	1,184	29
Operating Expenses:
Operation and Maintenance	3,563	3,391	172
Property, Franchise and Other Taxes	117	121	(4)
Depreciation, Depletion and Amortization	188	188	—
	3,868	3,700	168

Operating Loss	(2,655)	(2,516)	(139)

Other Income (Expense):
Interest Income	31,819	31,805	14
Other Income	805	832	(27)
Interest Expense on Long-Term Debt	(28,087)	(29,103)	1,016
Other Interest Expense	(1,383)	(753)	(630)

Income Before Income Taxes	499	265	234
Income Tax Expense (Benefit)	13,725	(436)	14,161
Net Income (Loss)	$(13,226)	$701	$(13,927)

Net Income (Loss) Per Share (Diluted)	$(0.16)	$—	$(0.16)

	Three Months Ended
	December 31,
INTERSEGMENT ELIMINATIONS	2017	2016	Variance
Intersegment Revenues	$(48,958)	$(52,816)	$3,858
Operating Expenses:
Purchased Gas	(23,441)	(23,050)	(391)
Operation and Maintenance	(25,517)	(29,766)	4,249
	(48,958)	(52,816)	3,858

Operating Income	—	—	—

Other Income (Expense):
Interest Income	(31,319)	(31,017)	(302)
Interest Expense	31,319	31,017	302
Net Income	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)
					Increase
	2017		2016		(Decrease)

Capital Expenditures:
Exploration and Production	$74,725	(1)(2)	$40,689	(3)(4)	$34,036
Pipeline and Storage	22,274	(1)(2)	25,392	(3)(4)	(3,118)
Gathering	12,931	(1)(2)	11,344	(3)(4)	1,587
Utility	16,535	(1)(2)	17,052	(3)(4)	(517)
Energy Marketing	18		7		11
Total Reportable Segments	126,483		94,484		31,999
All Other	1		39		(38)
Corporate	29		60		(31)
Total Capital Expenditures	$126,513		$94,583		$31,930

(1)
Capital expenditures for the three months ended December 31, 2017, include accounts payable and accrued liabilities related to capital expenditures of $37.1 million, $10.7 million, $4.7 million, and $3.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2017, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the three months ended December 31, 2017, exclude capital expenditures of $36.5 million, $25.1 million, $3.9 million and $6.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2017 and paid during the three months ended December 31, 2017. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2017, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2017.

(3)
Capital expenditures for the three months ended December 31, 2016, include accounts payable and accrued liabilities related to capital expenditures of $25.3 million, $8.7 million, $7.9 million, and $7.1 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2016, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the three months ended December 31, 2016, exclude capital expenditures of $25.2 million, $18.7 million, $5.3 million and $11.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2016 and paid during the three months ended December 31, 2016. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2016, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2016.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended December 31	Normal	2017	2016	Normal (1)	Last Year (1)

Buffalo, NY	2,253	2,227	1,966	(1.2)	13.3
Erie, PA	2,044	2,029	1,750	(0.7)	15.9

(1)	Percents compare actual 2017 degree days to normal degree days and actual 2017 degree days to actual 2016 degree days.

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended
	December 31,
			Increase
	2017	2016	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	35,414	39,807	(4,393)
West Coast	695	776	(81)
Total Production	36,109	40,583	(4,474)

Average Prices (Per Mcf)
Appalachia	$2.35	$2.35	$—
West Coast	5.00	4.24	0.76
Weighted Average	2.40	2.39	0.01
Weighted Average after Hedging	2.72	2.97	(0.25)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	1	—	1
West Coast	672	721	(49)
Total Production	673	721	(48)

Average Prices (Per Barrel)
Appalachia	$43.85	N/M	N/M
West Coast	57.88	$43.69	$14.19
Weighted Average	57.86	43.82	14.04
Weighted Average after Hedging	59.79	54.71	5.08

Total Production (Mmcfe)	40,147	44,909	(4,762)

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.35	$0.29	$0.06
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.99	$0.88	$0.11
Depreciation, Depletion & Amortization per Mcfe (1)	$0.68	$0.65	$0.03

N/M - Not Meaningful

(1)	Refer to page 13 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)	Amounts include transportation expense of $0.54 and $0.53 per Mcfe for the three months ended December 31, 2017 and December 31, 2016, respectively.

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Nine Months of Fiscal 2018	Volume		Average Hedge Price
Oil Swaps
Brent	342,000	BBL	$63.55 / BBL
NYMEX	1,260,000	BBL	$52.67 / BBL
Total	1,602,000	BBL	$54.99 / BBL

Gas Swaps
NYMEX	30,780,000	MMBTU	$3.17 / MMBTU
DAWN	5,400,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	49,897,980	MMBTU	$2.42 / MMBTU
Total	86,077,980	MMBTU	$2.73 / MMBTU

Hedging Summary for Fiscal 2019	Volume		Average Hedge Price
Oil Swaps
Brent	612,000	BBL	$61.26 / BBL
NYMEX	1,068,000	BBL	$53.42 / BBL
Total	1,680,000	BBL	$56.28 / BBL

Gas Swaps
NYMEX	46,420,000	MMBTU	$3.03 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	34,502,725	MMBTU	$2.48 / MMBTU
Total	88,122,725	MMBTU	$2.81 / MMBTU

Hedging Summary for Fiscal 2020	Volume		Average Hedge Price
Oil Swaps
Brent	456,000	BBL	$59.16 / BBL
NYMEX	324,000	BBL	$50.52 / BBL
Total	780,000	BBL	$55.57 / BBL

Gas Swaps
NYMEX	18,640,000	MMBTU	$3.04 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	38,689,152	MMBTU	$2.28 / MMBTU
Total	64,529,152	MMBTU	$2.58 / MMBTU

Hedging Summary for Fiscal 2021	Volume		Average Hedge Price
Oil Swaps
Brent	300,000	BBL	$60.00 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	456,000	BBL	$56.92 / BBL

Gas Swaps
NYMEX	4,840,000	MMBTU	$3.01 / MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	41,572,469	MMBTU	$2.22 / MMBTU
Total	47,012,469	MMBTU	$2.31 / MMBTU

Hedging Summary for Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
NYMEX	156,000	BBL	$51.00 / BBL

Fixed Price Physical Sales	40,567,336	MMBTU	$2.23 / MMBTU

Hedging Summary for Fiscal 2023	Volume		Average Hedge Price

Fixed Price Physical Sales	35,769,734	MMBTU	$2.25 / MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price

Fixed Price Physical Sales	20,111,036	MMBTU	$2.24 / MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price

Fixed Price Physical Sales	2,293,200	MMBTU	$2.18 / MMBTU

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended
	December 31,
			Increase
	2017	2016	(Decrease)
Firm Transportation - Affiliated	34,841	31,607	3,234
Firm Transportation - Non-Affiliated	171,860	159,174	12,686
Interruptible Transportation	882	3,046	(2,164)
	207,583	193,827	13,756

Gathering Volume - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2017	2016	(Decrease)
Gathered Volume - Affiliated	43,162	50,569	(7,407)

Utility Throughput - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2017	2016	(Decrease)
Retail Sales:
Residential Sales	17,847	15,764	2,083
Commercial Sales	2,596	2,299	297
Industrial Sales	144	77	67
	20,587	18,140	2,447
Off-System Sales	22	173	(151)
Transportation	21,427	19,565	1,862
	42,036	37,878	4,158

Energy Marketing Volume
	Three Months Ended
	December 31,
			Increase
	2017	2016	(Decrease)
Natural Gas (MMcf)	11,979	11,127	852

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three months ended December 31, 2017 and 2016:

	Three Months Ended
	December 31,
(in thousands except per share amounts)	2017	2016
Reported GAAP Earnings	$198,654	$88,908
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	(111,000)	—
Adjusted Operating Results	$87,654	$88,908

Reported GAAP Earnings per share	$2.30	$1.04
Items impacting comparability
Remeasurement of deferred income taxes under 2017 Tax Reform	(1.29)	—
Rounding	0.01	—
Adjusted Operating Results per share	$1.02	$1.04

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, interest and other income, impairments, and other items reflected in operating income that impact comparability.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three months ended December 31, 2017 and 2016:

	Three Months Ended
	December 31,
	2017	2016
(in thousands)
Reported GAAP Earnings	$198,654	$88,908
Depreciation, Depletion and Amortization	55,830	56,196
Interest and Other Income	(3,971)	(3,214)
Interest Expense	28,589	30,013
Income Taxes	(81,277)	56,432
Adjusted EBITDA	$197,825	$228,335

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$50,773	$48,014
Gathering Adjusted EBITDA	20,731	25,101
Total Midstream Businesses Adjusted EBITDA	71,504	73,115
Exploration and Production Adjusted EBITDA	79,495	102,476
Utility Adjusted EBITDA	46,985	52,331
Energy Marketing Adjusted EBITDA	1,680	2,846
Corporate and All Other Adjusted EBITDA	(1,839)	(2,433)
Total Adjusted EBITDA	$197,825	$228,335

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended
	December 31,
(in thousands)	2017	2016
Exploration and Production Segment
Reported GAAP Earnings	$106,698	$35,080
Depreciation, Depletion and Amortization	27,425	29,053
Interest and Other Income	(296)	(86)
Interest Expense	13,374	13,523
Income Taxes	(67,706)	24,906
Adjusted EBITDA	$79,495	$102,476

Pipeline and Storage Segment
Reported GAAP Earnings	$38,462	$19,368
Depreciation, Depletion and Amortization	10,596	9,662
Interest and Other Income	(1,289)	(959)
Interest Expense	7,876	8,347
Income Taxes	(4,872)	11,596
Adjusted EBITDA	$50,773	$48,014

Gathering Segment
Reported GAAP Earnings	$45,400	$10,981
Depreciation, Depletion and Amortization	4,088	3,880
Interest and Other Income	(398)	(147)
Interest Expense	2,340	2,093
Income Taxes	(30,699)	8,294
Adjusted EBITDA	$20,731	$25,101

Utility Segment
Reported GAAP Earnings	$20,993	$21,175
Depreciation, Depletion and Amortization	13,325	13,102
Interest and Other Income	(474)	(226)
Interest Expense	6,837	7,198
Income Taxes	6,304	11,082
Adjusted EBITDA	$46,985	$52,331

Energy Marketing Segment
Reported GAAP Earnings	$1,046	$1,782
Depreciation, Depletion and Amortization	69	70
Interest and Other Income	(137)	(137)
Interest Expense	11	13
Income Taxes	691	1,118
Adjusted EBITDA	$1,680	$2,846

Corporate and All Other
Reported GAAP Earnings	$(13,945)	$522
Depreciation, Depletion and Amortization	327	429
Interest and Other Income	(1,377)	(1,659)
Interest Expense	(1,849)	(1,161)
Income Taxes	15,005	(564)
Adjusted EBITDA	$(1,839)	$(2,433)

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended December 31 (unaudited)	2017	2016

Operating Revenues	$419,655,000	$422,500,000

Net Income Available for Common Stock	$198,654,000	$88,908,000

Earnings Per Common Share
Basic	$2.32	$1.04
Diluted	$2.30	$1.04

Weighted Average Common Shares:
Used in Basic Calculation	85,630,296	85,189,851
Used in Diluted Calculation	86,325,537	85,797,989

Twelve Months Ended December 31 (unaudited)

Operating Revenues	$1,577,036,000	$1,499,721,000

Net Income (Loss) Available for Common Stock	$393,229,000	$(12,941,000)

Earnings (Loss) Per Common Share
Basic	$4.60	$(0.15)
Diluted	$4.56	$(0.15)

Weighted Average Common Shares:
Used in Basic Calculation	85,475,937	84,983,380
Used in Diluted Calculation	86,160,885	84,983,380